UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 14, 2026

O’Reilly Automotive, Inc.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	27-4358837
(State or other jurisdiction	Commission file	(I.R.S. Employer
of incorporation or organization)	number	Identification No.)

233 South Patterson Avenue

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock $0.01 par value	ORLY	The NASDAQ Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2026, the Human Capital and Compensation Committee of the Board of Directors (the “Board”) of O’Reilly Automotive, Inc. (the “Company”) recommended a stock option award with a grant date fair value of $2,000,000 for Greg Henslee, Executive Chairman of the Board.  The Board approved the award on May 14, 2026.  The stock option award is granted at an exercise price equal to the closing market price of the Company’s common stock on the date of the grant and vests and becomes exercisable with respect to 25% of the covered shares on each of the first four anniversaries of the date of the grant, subject to Mr. Henslee’s continued service. The stock option award expires and ceases to be exercisable ten years after the date of the grant.

At the Company’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”) held on May 14, 2026, the Company’s shareholders elected Greg Henslee, David O’Reilly, Thomas T. Hendrickson, Kimberly A. deBeers, Gregory D. Johnson, John R. Murphy, Dana M. Perlman, Maria A. Sastre, and Fred Whitfield to serve as members of the Company’s Board until the annual meeting of the Company’s shareholders in 2027 and until his or her successor has been duly elected and qualified.

The members of the Board’s Audit Committee, Human Capital and Compensation Committee, and Corporate Governance/Nominating Committee remain unchanged.  The purposes and functions of the respective committees remain unchanged.

Item 5.07 – Submission of Matters to a Vote of Security Holders

Of the 836,699,472 shares entitled to vote at the Annual Meeting, 740,987,412 shares were present in person or by proxy.  At the Annual Meeting, the shareholders were asked to vote on three Company proposals and one shareholder proposal.  A brief description of each proposal, along with the outcome and tabulation of voting results, is set forth below:

(a)	The individuals listed in the table below were elected as directors, to hold office until the annual meeting of the Company’s shareholders in 2027 and until his or her successor has been duly elected and qualified. The voting results for each such director are as follows:

	Number of Shares
Name of Nominee	Voted For	Voted Against	Abstain	Broker Non-Votes
Greg Henslee	648,415,986	20,791,455	603,428	71,176,543
David O’Reilly	657,799,298	11,417,507	594,064	71,176,543
Thomas T. Hendrickson	618,655,349	50,170,330	985,190	71,176,543
Kimberly A. deBeers	658,322,099	10,404,178	1,084,592	71,176,543
Gregory D. Johnson	651,505,957	17,708,963	595,949	71,176,543
John R. Murphy	590,614,390	78,226,419	970,060	71,176,543
Dana M. Perlman	607,479,377	61,621,994	709,498	71,176,543
Maria A. Sastre	664,084,203	5,012,735	713,931	71,176,543
Fred Whitfield	654,774,001	13,707,200	1,329,668	71,176,543

(b)	The shareholders voted to approve, by a non-binding, advisory vote, the 2025 compensation of the Company’s Named Executive Officers (NEOs). The voting results are as follows:

Number of Shares
Voted For	Voted Against	Abstain	Broker Non-Votes
613,777,069	53,995,103	2,038,697	71,176,543

(c)  The shareholders voted to ratify the appointment of Ernst & Young LLP, as the Company’s independent auditors for the fiscal year ending December 31, 2026.  The voting results are as follows:

Number of Shares
Voted For	Voted Against	Abstain
695,116,311	45,241,655	629,446

(d)	The shareholders voted against the shareholder proposal entitled “Avoid Brand Damage due to Corporate Political Spending.” The voting results are as follows:

Number of Shares
Voted For	Voted Against	Abstain	Broker Non-Votes
292,670,896	369,391,768	7,748,205	71,176,543

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2026	O’REILLY AUTOMOTIVE, INC.

	By:	/s/ Jeremy A. Fletcher
Jeremy A. Fletcher
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)